Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement No. 333-49023 on Form S-8 of VF Corporation of our report dated July 3, 2006 relating to the financial statements of the VF Corporation Retirement Savings Plan for Hourly Employees, which appears in this Form 11-K.
/s/PricewaterhouseCoopers LLP
Greensboro, North Carolina
July 3, 2006

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